EXECUTION

Amendment No. 6

To

Transfer Agency and Shareholder Services Agreement

This Amendment No. 6 To Transfer Agency And Shareholder Services Agreement (“Amendment No. 6”), dated as of April 10, 2025 (“Effective Date”), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each of AMG Pantheon Fund, LLC (“AMG Pantheon”), AMG Pantheon Master Fund, LLC (“AMG Pantheon Master”), AMG Pantheon Credit Solutions Fund (“AMG Pantheon Credit Solutions”), and AMG Pantheon Infrastructure Fund, LLC (“AMG Pantheon Infrastructure”), severally and not jointly (each, a “Fund” and collectively, the “Funds”).

Background

BNYM and each of AMG Pantheon (under its former name, AMG Pantheon Private Equity Fund, LLC) and AMG Pantheon Master (under its former name, AMG Pantheon Private Equity Master Fund, LLC) previously entered into the Transfer Agency And Shareholder Services Agreement, made as of October 1, 2014, Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of October 27, 2015, Amendment No. 2 to Transfer Agency And Shareholder Services Agreement, dated as of January 1, 2020, Amendment No. 3 to Transfer Agency And Shareholder Services Agreement, dated as of December 31 , 2020 Amendment No. 4 to Transfer Agency and Shareholder Services Agreement dated as of July 3, 2023, and with the addition of AMG Pantheon Credit Solutions, entered into Amendment No. 5 to Transfer Agency and Shareholder Services Agreement dated as of February 12, 2024 (collectively, the “Current Agreement”). The parties intend that the Current Agreement be amended as set forth in this Amendment No. 6 to add AMG Pantheon Infrastructure, a closed-end fund operating as an interval fund, which hereby agrees to become a party to the Current Agreement and to this Amendment No. 6 as of the Effective Date.

Terms

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to the sentences set forth above and as follows:

1.   Interval Fund Services. The parties acknowledge that AMG Pantheon Infrastructure operates as an interval fund and that Section 18 and Schedule F of the Agreement, which govern services provided to interval funds, will apply to AMG Pantheon Infrastructure.

2.   Remainder of Current Agreement. Except as specifically modified by this Amendment No. 6, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.   Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 6.

4.   Entire Agreement. This Amendment No. 6 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and this amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.   Signatures; Counterparts. The parties expressly agree that this Amendment No. 6 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 6, by a manual signature on a copy of Amendment No. 6

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transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 6 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 6 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 6 or of executed signature pages to counterparts of this Amendment No. 6, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 6 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 6.

[Signature page follows]

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 IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 6 To Transfer Agency And Shareholder Services Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 6 by Electronic Signature, affirms authorization to execute this Amendment No. 6 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 6 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Robert M Stein Jr

Name:	Robert M Stein Jr

Title:	Vice President

AMG Pantheon Fund, LLC

By:	/s/ Thomas Disbrow

Name:	Thomas Disbrow

Title:	Treasurer, Principal Financial Officer, and Principal Accounting Officer

AMG Pantheon Master Fund, LLC

By:	/s/ Thomas Disbrow

Name:	Thomas Disbrow

Title:	Treasurer, Principal Financial Officer, and Principal Accou nting Officer

AMG Pantheon Credit Solutions Fund

By:	/s/ Thomas Disbrow

Name:	Thomas Disbrow

Title:	Treasurer, Principal Financial Officer, and Principal Accounting Officer

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AMG Pantheon Infrastructure Fund, LLC

By:	/s/ Garret Weston

Name:	Garret Weston

Title:	Director

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